UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 8, 2010

Answers Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32255	98-0202855
(Commission File Number)	(IRS Employer Identification No.)

237 West 35th Street
Suite 1101
New York, NY 10001
(Address of Principal Executive Offices)

646-502-4777
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in this Current Report on Form 8-K and the exhibits hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 7.01       Regulation FD Disclosure.

On February 8, 2010, at approximately 8:30 a.m. EST, members of the management team of Answers Corporation (the “Company”) hosted an earnings conference call to discuss the Company’s unaudited financial results for its fourth quarter and fiscal year ended December 31, 2009. At the culmination of management’s prepared remarks, a questions and answers session was held, during which the following information was provided by the Company:

1.	The Company expects the Adjusted EBITDA margins in 2010 to be lower, as compared to 2009.

2.	In response to a question regarding the quarterly sequential decline of RPM in Q1 2010, the Company clarified that such declines were closer to the order of 10% rather than the order of 20% or 25%.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERS CORPORATION

By: /s/ Caleb A. Chill
Caleb A. Chill
VP General Counsel
& Corporate Secretary

Dated: February 8, 2010